Exhibit 99.1
Investors May Contact:
Matt Pettoni
VP & Treasurer
(770) 418-8219
ir@asburyauto.com

Reporters May Contact:
Sue Mulvoy
(770) 418-8210
smulvoy@asburyauto.com

ASBURY AUTOMOTIVE GROUP ANNOUNCES RECORD
2014 SECOND QUARTER FINANCIAL RESULTS

Record second quarter EPS from continuing operations of $1.19 per diluted share, up 21% over prior year quarter adjusted EPS

Duluth, GA, July 22, 2014 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported income from continuing operations for the second quarter 2014 of $36.2 million, or $1.19 per diluted share, versus adjusted income from continuing operations in the second quarter 2013 of $30.4 million, or $0.98 per diluted share, a 21% increase per diluted share. There were no reported adjustments for the second quarter of 2014; see attached reconciliation for reported adjustments related to the second quarter of 2013. Net income for the second quarter 2014 was $35.9 million, or $1.18 per diluted share, compared to $27.0 million, or $0.87 per diluted share in the prior year period.

Second Quarter 2014 Operational Highlights (compared to the prior year period):

•Total revenues increased 12% to $1.5 billion
•New vehicle retail revenues up 12%; gross profit up 15%
•Used vehicle retail revenues up 12%; gross profit up 7%
•Finance and insurance revenues up 11%
•Parts and service gross profit up 11%
•Total gross profit up 12% with increases from all business lines
•SG&A expense as a percent of gross profit improved 90 basis points to 68.3%
•Record operating margin of 4.8%

Strategic Highlights:

•	Acquired a Hyundai franchise in Deland, FL; approximately $40 million of annualized revenues
•Opened first stand-alone used vehicle store branded as “Q auto” in Brandon, FL
•Repurchased $20 million of common stock
•Closed on $60 million of mortgages in July
•Board of Directors increased our share repurchase authorization to $100 million in July

“Asbury is pleased to announce another record quarter,” said Craig Monaghan, Asbury's President and Chief Executive Officer. “We continue to be thrilled with the success of our employees who produced record earnings and operating margins for yet another quarter. This speaks to our team’s dedication and commitment to excellence.”

“The industry continued to gain momentum in the second quarter,” said Asbury's Executive Vice President and Chief Operating Officer, Michael Kearney. “Our teams continue to demonstrate the strength and diversity of the earnings power of the Asbury dealer model, delivering gross profit growth across all segments of the business.”

For the six-month period ended June 30, 2014, the Company reported income from continuing operations of $67.7 million, or $2.21 per diluted share, compared to adjusted income from continuing operations of $54.3 million, or $1.75 per diluted share in the prior year period. The Company’s revenues for the 2014 period totaled $2.9 billion, an increase of 11% compared to $2.6 billion in the prior year period. Net income for the six-month period ended June 30, 2014 was $67.3 million, or $2.20 per diluted share, compared to $59.5 million, or $1.91 per diluted share, for the prior year period. Included in net income for the prior year period, as part of discontinued operations, is an after tax gain of $8.4 million, or $0.27 per diluted share, from the sale of a mid-line import store. See attached reconciliation for reported adjustments.

Asbury will host a conference call to discuss its second quarter results this morning at 10:00 a.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com. In addition, a live audio of the call will be accessible to the public by calling (800) 768-6569 (domestic), or (785) 830-7992 (international); passcode - 2902927. A conference call replay will be available two hours following the call for seven days, and can be accessed by calling (888) 203-1112 (domestic), or (719) 457-0820 (international); passcode- 2902927.

About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. (“Asbury”), a Fortune 500 company headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automotive retailers in the U.S.  Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 81 dealership locations, encompassing 102 franchises for the sale and servicing of 29 domestic and foreign brands of new vehicles.  We also operate 24 collision repair centers and one stand-alone used vehicle store.  Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, the benefits of its restructuring program and other initiatives and future business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God or other incidents which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with Asbury's indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance or repay such indebtedness on favorable terms), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its IT initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
REVENUES:
New vehicle	$831.5	$743.5	$1,557.5	$1,408.0
Used vehicle	445.3	395.5	862.2	761.8
Parts and service	168.2	153.9	327.6	301.5
Finance and insurance, net	58.4	52.4	111.8	99.4
Total revenues	1,503.4	1,345.3	2,859.1	2,570.7
COST OF SALES:
New vehicle	779.7	698.4	1,460.3	1,322.2
Used vehicle	411.9	364.6	794.8	699.6
Parts and service	63.9	60.0	126.0	120.3
Total cost of sales	1,255.5	1,123.0	2,381.1	2,142.1
GROSS PROFIT	247.9	222.3	478.0	428.6
OPERATING EXPENSES:
Selling, general and administrative	169.2	153.9	329.0	301.6
Depreciation and amortization	6.4	5.9	12.7	11.8
Other operating (income) expense, net	0.1	5.1	(0.1)	5.2
Income from operations	72.2	57.4	136.4	110.0
OTHER EXPENSES:
Floor plan interest expense	(3.3)	(3.1)	(6.3)	(6.2)
Other interest expense, net	(9.5)	(9.5)	(18.6)	(18.7)
Swap interest expense	(0.4)	(0.9)	(1.0)	(2.1)
Total other expenses, net	(13.2)	(13.5)	(25.9)	(27.0)
Income before income taxes	59.0	43.9	110.5	83.0
INCOME TAX EXPENSE	22.8	16.7	42.8	31.9
INCOME FROM CONTINUING OPERATIONS	36.2	27.2	67.7	51.1
DISCONTINUED OPERATIONS, net of tax	(0.3)	(0.2)	(0.4)	8.4
NET INCOME	$35.9	$27.0	$67.3	$59.5
EARNINGS PER COMMON SHARE:
Basic—
Continuing operations	$1.19	$0.88	$2.23	$1.66
Discontinued operations	(0.01)	—	(0.01)	0.27
Net income	$1.18	$0.88	$2.22	$1.93
Diluted—
Continuing operations	$1.19	$0.87	$2.21	$1.64
Discontinued operations	(0.01)	—	(0.01)	0.27
Net income	$1.18	$0.87	$2.20	$1.91
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	30.3	30.8	30.3	30.8
Restricted stock	0.1	0.2	0.2	0.2
Performance share units	0.1	0.1	0.1	0.1
Diluted	30.5	31.1	30.6	31.1

New Vehicle-

	For the Three Months Ended June 30,		Increase	% Change
	2014	2013
	(Dollars in millions, except for per vehicle data)
Revenue:
New vehicle revenue—same store(1)
Luxury	$300.8	$261.4	$39.4	15%
Mid-line import	386.4	373.6	12.8	3%
Mid-line domestic	120.1	108.5	11.6	11%
Total new vehicle revenue—same store(1)	807.3	743.5	63.8	9%
New vehicle revenue—acquisitions and new stores	24.2	—
New vehicle revenue, as reported	$831.5	$743.5	$88.0	12%
Gross profit:
New vehicle gross profit—same store(1)
Luxury	$21.7	$18.5	$3.2	17%
Mid-line import	21.5	19.7	1.8	9%
Mid-line domestic	7.4	6.9	0.5	7%
Total new vehicle gross profit—same store(1)	50.6	45.1	5.5	12%
New vehicle gross profit—acquisitions and new stores	1.2	—
New vehicle gross profit, as reported	$51.8	$45.1	$6.7	15%

	For the Three Months Ended June 30,		Increase	% Change
	2014	2013
New vehicle units:
New vehicle retail units—same store(1)
Luxury	5,895	5,202	693	13%
Mid-line import	14,551	13,916	635	5%
Mid-line domestic	3,030	2,964	66	2%
Total new vehicle retail units—same store(1)	23,476	22,082	1,394	6%
Fleet vehicles	636	363	273	75%
Total new vehicle units—same store(1)	24,112	22,445	1,667	7%
New vehicle units—acquisitions and new stores	925	—
New vehicle units—actual	25,037	22,445	2,592	12%

New Vehicle Metrics-

	For the Three Months Ended June 30,		Increase	% Change
	2014	2013
Revenue per new vehicle sold—same store(1)	$33,481	$33,125	$356	1%
Gross profit per new vehicle sold—same store(1)	$2,099	$2,009	$90	4%
New vehicle gross margin—same store(1)	6.3%	6.1%	0.2%	3%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Used Vehicle-

	For the Three Months Ended June 30,		Increase	% Change
	2014	2013
	(Dollars in millions, except for per vehicle data)
Revenue:
Used vehicle retail revenues—same store(1)	$380.2	$351.0	$29.2	8%
Used vehicle retail revenues—acquisitions and new stores	12.8	—
Total used vehicle retail revenues	393.0	351.0	42.0	12%

Used vehicle wholesale revenues—same store(1)	50.8	44.5	6.3	14%
Used vehicle wholesale revenues—acquisitions and new stores	1.5	—
Total used vehicle wholesale revenues	52.3	44.5	7.8	18%
Used vehicle revenue, as reported	$445.3	$395.5	$49.8	13%
Gross profit:
Used vehicle retail gross profit—same store(1)	$32.8	$31.5	$1.3	4%
Used vehicle retail gross profit—acquisitions and new stores	0.9	—
Total used vehicle retail gross profit	33.7	31.5	2.2	7%

Used vehicle wholesale gross profit—same store(1)	(0.3)	(0.6)	0.3	50%
Used vehicle wholesale gross profit—acquisitions and new stores	—	—
Total used vehicle wholesale gross profit	(0.3)	(0.6)	0.3	50%
Used vehicle gross profit, as reported	$33.4	$30.9	$2.5	8%
Used vehicle retail units:
Used vehicle retail units—same store(1)	18,155	17,703	452	3%
Used vehicle retail units—acquisitions and new stores	685	—
Used vehicle retail units—actual	18,840	17,703	1,137	6%

Used Vehicle Metrics-

	For the Three Months Ended June 30,		Increase (Decrease)	% Change
	2014	2013
Revenue per used vehicle retailed—same store(1)	$20,942	$19,827	$1,115	6%
Gross profit per used vehicle retailed—same store(1)	$1,807	$1,779	$28	2%
Used vehicle retail gross margin—same store(1)	8.6%	9.0%	(0.4)%	(4)%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Parts and Service-

	For the Three Months Ended June 30,		Increase	% Change
	2014	2013
	(Dollars in millions)
Revenue:
Parts and service revenue—same store(1)	$164.9	$153.9	$11.0	7%
Parts and service revenues—acquisitions and new stores	3.3	—
Parts and service revenue, as reported	$168.2	$153.9	$14.3	9%

Gross profit:
Parts and service gross profit—same store(1)
Customer pay	$58.5	$55.0	$3.5	6%
Warranty	13.6	12.2	1.4	11%
Reconditioning and preparation	25.0	21.7	3.3	15%
Wholesale parts	5.1	5.0	0.1	2%
Total parts and service gross profit—same store(1)	102.2	93.9	8.3	9%
Parts and service gross profit—acquisitions and new stores	2.1	—
Parts and service gross profit, as reported	$104.3	$93.9	$10.4	11%
Parts and service gross margin—same store(1)	62.0%	61.0%	1.0%	2%
 _____________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Finance and Insurance, net-

	For the Three Months Ended June 30,		Increase	% Change
	2014	2013
	(Dollars in millions, except for per vehicle data)

Finance and insurance, net—same store(1)	$55.3	$52.4	$2.9	6%
Finance and insurance, net—acquisitions and new stores	3.1	—
Finance and insurance, net as reported	$58.4	$52.4	$6.0	11%
Finance and insurance, net per vehicle sold—same store(1)	$1,308	$1,305	$3	—%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

	For the Three Months Ended June 30,
	2014	2013
REVENUE MIX PERCENTAGES:
New vehicles	55.3%	55.3%
Used retail vehicles	26.1%	26.1%
Used vehicle wholesale	3.5%	3.3%
Parts and service	11.2%	11.4%
Finance and insurance, net	3.9%	3.9%
Total revenue	100.0%	100.0%
GROSS PROFIT MIX PERCENTAGES:
New vehicles	20.9%	20.3%
Used retail vehicles	13.5%	14.2%
Used vehicle wholesale	(0.1)%	(0.3)%
Parts and service	42.1%	42.2%
Finance and insurance, net	23.6%	23.6%
Total gross profit	100.0%	100.0%
SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	68.3%	69.2%

New Vehicle-

	For the Six Months Ended June 30,		Increase	% Change
	2014	2013
	(Dollars in millions, except for per vehicle data)
Revenue:
New vehicle revenue—same store(1)
Luxury	$575.5	$500.7	$74.8	15%
Mid-line import	715.9	702.3	13.6	2%
Mid-line domestic	225.1	205.0	20.1	10%
Total new vehicle revenue—same store(1)	1,516.5	1,408.0	108.5	8%
New vehicle revenue—acquisitions and new stores	41.0	—
New vehicle revenue, as reported	$1,557.5	$1,408.0	$149.5	11%
Gross profit:
New vehicle gross profit—same store(1)
Luxury	$41.9	$35.7	$6.2	17%
Mid-line import	38.9	36.7	2.2	6%
Mid-line domestic	14.3	13.4	0.9	7%
Total new vehicle gross profit—same store(1)	95.1	85.8	9.3	11%
New vehicle gross profit—acquisitions and new stores	2.1	—
New vehicle gross profit, as reported	$97.2	$85.8	$11.4	13%

	For the Six Months Ended June 30,		Increase	% Change
	2014	2013
New vehicle units:
New vehicle retail units—same store(1)
Luxury	11,264	9,928	1,336	13%
Mid-line import	26,930	26,208	722	3%
Mid-line domestic	5,727	5,668	59	1%
Total new vehicle retail units—same store(1)	43,921	41,804	2,117	5%
Fleet vehicles	1,199	682	517	76%
Total new vehicle units—same store(1)	45,120	42,486	2,634	6%
New vehicle units—acquisitions and new stores	1,573	—
New vehicle units—actual	46,693	42,486	4,207	10%

New Vehicle Metrics-

	For the Six Months Ended June 30,		Increase	% Change
	2014	2013
Revenue per new vehicle sold—same store(1)	$33,610	$33,140	$470	1%
Gross profit per new vehicle sold—same store(1)	$2,108	$2,019	$89	4%
New vehicle gross margin—same store(1)	6.3%	6.1%	0.2%	3%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Used Vehicle-

	For the Six Months Ended June 30,		Increase	% Change
	2014	2013
	(Dollars in millions, except for per vehicle data)
Revenue:
Used vehicle retail revenues—same store(1)	$738.1	$669.5	$68.6	10%
Used vehicle retail revenues—acquisitions and new stores	22.2	—
Total used vehicle retail revenues	760.3	669.5	90.8	14%

Used vehicle wholesale revenues—same store(1)	99.5	92.3	7.2	8%
Used vehicle wholesale revenues—acquisitions and new stores	2.4	—
Total used vehicle wholesale revenues	101.9	92.3	9.6	10%
Used vehicle revenue, as reported	$862.2	$761.8	$100.4	13%
Gross profit:
Used vehicle retail gross profit—same store(1)	$65.3	$62.0	$3.3	5%
Used vehicle retail gross profit—acquisitions and new stores	1.6	—
Total used vehicle retail gross profit	66.9	62.0	4.9	8%

Used vehicle wholesale gross profit—same store(1)	0.5	0.2	0.3	150%
Used vehicle wholesale gross profit—acquisitions and new stores	—	—
Total used vehicle wholesale gross profit	0.5	0.2	0.3	150%
Used vehicle gross profit, as reported	$67.4	$62.2	$5.2	8%
Used vehicle retail units:
Used vehicle retail units—same store(1)	36,137	34,046	2,091	6%
Used vehicle retail units—acquisitions and new stores	1,206	—
Used vehicle retail units—actual	37,343	34,046	3,297	10%

Used Vehicle Metrics-

	For the Six Months Ended June 30,		Increase	% Change
	2014	2013
Revenue per used vehicle retailed—same store(1)	$20,425	$19,665	$760	4%
Gross profit per used vehicle retailed—same store(1)	$1,807	$1,821	$(14)	(1)%
Used vehicle retail gross margin—same store(1)	8.8%	9.3%	(0.5)%	(5)%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Parts and Service-

	For the Six Months Ended June 30,		Increase	% Change
	2014	2013
	(Dollars in millions)
Revenue:
Parts and service revenue—same store(1)	$321.6	$301.5	$20.1	7%
Parts and service revenues—acquisitions and new stores	6.0	—
Parts and service revenue, as reported	$327.6	$301.5	$26.1	9%

Gross profit:
Parts and service gross profit—same store(1)
Customer pay	$113.5	$107.0	$6.5	6%
Warranty	26.3	23.4	2.9	12%
Reconditioning and preparation	47.7	40.9	6.8	17%
Wholesale parts	10.2	9.9	0.3	3%
Total parts and service gross profit—same store(1)	197.7	181.2	16.5	9%
Parts and service gross profit—acquisitions and new stores	3.9	—
Parts and service gross profit, as reported	$201.6	$181.2	$20.4	11%
Parts and service gross margin—same store(1)	61.5%	60.1%	1.4%	2%
 _____________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Finance and Insurance, net-

	For the Six Months Ended June 30,		Increase	% Change
	2014	2013
	(Dollars in millions, except for per vehicle data)

Finance and insurance, net—same store(1)	$106.3	$99.4	$6.9	7%
Finance and insurance, net—acquisitions and new stores	5.5	—
Finance and insurance, net as reported	$111.8	$99.4	$12.4	12%
Finance and insurance, net per vehicle sold—same store(1)	$1,308	$1,299	$9	1%
______________________________

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

	For the Six Months Ended June 30,
	2014	2013
REVENUE MIX PERCENTAGES:
New vehicles	54.5%	54.8%
Used retail vehicles	26.5%	26.0%
Used vehicle wholesale	3.6%	3.6%
Parts and service	11.5%	11.7%
Finance and insurance, net	3.9%	3.9%
Total revenue	100.0%	100.0%
GROSS PROFIT MIX PERCENTAGES:
New vehicles	20.3%	20.0%
Used retail vehicles	14.0%	14.5%
Used vehicle wholesale	0.1%	—%
Parts and service	42.2%	42.3%
Finance and insurance, net	23.4%	23.2%
Total gross profit	100.0%	100.0%
SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	68.8%	70.4%

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures
(In millions)
(Unaudited)

	June 30, 2014	December 31, 2013	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$7.0	$5.4	$1.6	30%
New vehicle inventory	598.0	605.2	(7.2)	(1)%
Used vehicle inventory	152.6	121.8	30.8	25%
Parts inventory	42.5	40.7	1.8	4%
Total current assets	1,123.5	1,108.6	14.9	1%
Floor plan notes payable	610.7	609.5	1.2	—%
Total current liabilities	848.2	834.2	14.0	2%

CAPITALIZATION:
Long-term debt (including current portion)	$548.9	$554.4	$(5.5)	(1)%
Shareholders' equity	528.8	490.6	38.2	8%
Total	$1,077.7	$1,045.0	$32.7	3%

Brand Mix - New Vehicle Revenue by Brand-

	For the Six Months Ended June 30,
	2014	2013
Luxury
BMW	9%	9%
Mercedes-Benz	7%	6%
Lexus	7%	6%
Acura	5%	5%
Infiniti	4%	4%
Other luxury	6%	6%
Total luxury	38%	36%
Mid-Line Imports:
Honda	18%	21%
Nissan	13%	13%
Toyota	12%	12%
Other imports	4%	4%
Total imports	47%	50%
Mid-Line Domestic:
Ford	8%	7%
Dodge	3%	3%
Chevrolet	2%	2%
Other domestics	2%	2%
Total domestic	15%	14%
Total New Vehicle Revenue	100%	100%

Selling, General and Administrative Expense (“SG&A”)-

	For the Three Months Ended June 30,				Increase (Decrease)	% of Gross Profit Decrease
	2014	% of Gross Profit	2013	% of Gross Profit
	(Dollars in millions)
SG&A, excluding rent expense	$161.5	65.2%	$145.6	65.5%	$15.9	(0.3)%
Rent expense	7.7	3.1%	8.3	3.7%	(0.6)	(0.6)%
SG&A-total	$169.2	68.3%	$153.9	69.2%	$15.3	(0.9)%
Gross profit	$247.9		$222.3

	For the Six Months Ended June 30,				Increase (Decrease)	% of Gross Profit Decrease
	2014	% of Gross Profit	2013	% of Gross Profit
	(Dollars in millions)
SG&A, excluding rent expense	$313.7	65.6%	$284.5	66.4%	$29.2	(0.8)%
Rent expense	15.3	3.2%	17.1	4.0%	(1.8)	(0.8)%
SG&A-total	$329.0	68.8%	$301.6	70.4%	$27.4	(1.6)%
Gross profit	$478.0		$428.6

ASBURY AUTOMOTIVE GROUP INC.
Supplemental Disclosures
(Unaudited)

Non-GAAP Financial Disclosure and Reconciliation

In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Adjusted income from continuing operations," "Adjusted diluted earnings per share ("EPS") from continuing operations," "Adjusted long-term debt," "Adjusted EBITDA" and "Adjusted leverage ratio." Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in connection with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In its evaluation of results from time to time, management excludes items that do not arise directly from core operations, or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.

	For the Twelve Months Ended
	June 30, 2014	March 31, 2014
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt (including current portion)	$548.9	$551.8
Less: unamortized premium on 8.375% Senior Subordinated Notes due 2020	(8.7)	(8.9)
Adjusted long-term debt (including current portion)	$540.2	$542.9

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Income from continuing operations	$117.8	$108.7

Add:
Depreciation and amortization	25.1	24.7
Income tax expense	75.0	69.0
Swap and other interest expense	40.5	40.8
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$258.4	$243.2

Non-core items - expense:
Real estate-related charges	2.1	7.3
Loss on extinguishment of long-term debt	6.8	6.8
Total non-core items	8.9	14.1

Adjusted EBITDA	$267.3	$257.3

Adjusted leverage ratio	2.0	2.1

The non-core operating items shown in the table below consist of expenses related to real estate transactions.

	For the Three Months Ended June 30,
	2014	2013
	(In millions, except per share data)
Adjusted income from continuing operations:
Net income	$35.9	$27.0
Discontinued operations, net of tax	0.3	0.2
Income from continuing operations	36.2	27.2

Non-core items - expense (income):
Real estate-related charges	—	5.2
Tax benefit on non-core items above	—	(2.0)
Total non-core items	—	3.2
Adjusted income from continuing operations	$36.2	$30.4

Adjusted diluted earnings per share (EPS) from continuing operations:
Net income	$1.18	$0.87
Discontinued operations, net of tax	0.01	—
Income from continuing operations	$1.19	$0.87

Total non-core items	—	0.11
Adjusted diluted EPS from continuing operations	$1.19	$0.98

Weighted average common shares outstanding - diluted	30.5	31.1

	For the Six Months Ended June 30,
	2014	2013
	(In millions, except per share data)
Adjusted income from continuing operations:
Net income	$67.3	$59.5
Discontinued operations, net of tax	0.4	(8.4)
Income from continuing operations	67.7	51.1

Non-core items - expense (income):
Real estate-related charges	—	5.2
Tax benefit on non-core items above	—	(2.0)
Total non-core items	—	3.2
Adjusted income from continuing operations	$67.7	$54.3

Adjusted diluted earnings per share (EPS) from continuing operations:
Net income	$2.20	$1.91
Discontinued operations, net of tax	0.01	(0.27)
Income from continuing operations	$2.21	$1.64

Total non-core items	—	0.11
Adjusted diluted EPS from continuing operations	$2.21	$1.75

Weighted average common shares outstanding - diluted	30.6	31.1